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                     WAIVER AND AMENDMENT TO LOAN AGREEMENT


         THIS WAIVER AND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made as of this 11th day of March, 2002, by and among CSS INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the lending institutions which are parties hereto (each a "Lender" and collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                   BACKGROUND

         A. The Lenders, the Borrower and the Administrative Agent are parties to a Loan Agreement, dated as of April 30, 2001 (as heretofore amended and modified, the "Loan Agreement"), pursuant to which the Lenders agreed to make revolving credit loans to the Borrower in an aggregate outstanding amount of up to Seventy-five Million Dollars ($75,000,000) (the "Loan"). The Loan is evidenced by the Borrower's Revolving Credit Notes in the aggregate principal amount of $75,000,000 (the "Notes").

         B. The Borrower intends to exercise its option under that certain Claims Put Agreement, dated as of January 16, 2002, (the "Put Agreement") between the Borrower and Third Avenue Trust (the "Buyer") pursuant to which the Borrower will transfer and assign its right and title to certain accounts receivable owed to the Borrower by one of its customers arising from merchandise delivered or services rendered by the Borrower or its subsidiaries (the "Receivables") in exchange for good and valuable consideration.

         C. The Borrower has requested and the Administrative Agent and the Lenders agree to waive any Event of Default which, absent this waiver, would result from the Borrower's exercise of its rights and performance of its obligations under the Put Agreement and to modify one of the covenants in the Loan Agreement in order to permit possible future transfers and exchanges of other receivables under similar circumstances, all on the terms and subject to the conditions herein set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

         1. Terms and References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement. Unless otherwise specified, section references herein shall refer to sections of the Loan Agreement.

         2. Waiver. The Borrower has requested and the Lenders hereby agree to waive any violation of the covenant contained in Section 6.12 that would otherwise arise as a result of Borrower's exercise of its option under the Put Agreement and the transfer of Receivables to the Buyer in accordance with the terms thereof. The foregoing waiver shall not be deemed to operate as a, or obligate the Lenders to grant any, future waiver or modification of the provisions of Section 6.12 or of any other term, condition or Default under the Loan Agreement.


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         3. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

             (a) Section 6.12 of the Loan Agreement is hereby amended by (i) deleting the parenthesis appearing in clause (b)(i)(C)(2) thereof after the phrase "nationally recognized exchange" and inserting a parenthesis at the end of clause (b)(i)(C)(3) immediately after the word "sold", (ii) deleting the word "and" immediately prior to clause (b)(v) thereof and (iii) deleting the period at the end of Section 6.12 and inserting the following clause (b)(vi);

                  "; and (vi) sales or transfers of accounts receivable of the
             Borrower or any of its Subsidiaries made in connection with any agreement, including but not limited to credit insurance, that seeks to limit the risk of default by or bankruptcy of any customer of the Borrower or any of its Subsidiaries on any such accounts receivable owed to the Borrower or any of its Subsidiaries for merchandise delivered or services rendered by the Borrower or any of its Subsidiaries to such customer; provided that (A) no Default or Event of Default has occurred and is continuing at the time of such sale or transfer and (B) the consideration received for such accounts receivable shall be an amount at least substantially equal to the fair market value of the accounts receivable which is the subject of the Asset Sale, as certified to the Administrative Agent by the Borrower's chief financial officer or vice president of finance.

         4. Loan Documents. Except where the context clearly requires otherwise, all references to the Loan Agreement in any of the Loan Documents or any other document delivered to the Lenders or the Administrative Agent in connection therewith shall be to the Loan Agreement, as amended by this Amendment.

         5. Borrower's Ratification. The Borrower agrees that it has no defenses or set-offs against the Lenders or the Administrative Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. The Borrower hereby ratifies and confirms its obligations under the Loan Documents and agrees that the execution and delivery of this Amendment does not in any way diminish or invalidate any of its obligations thereunder.

         6. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

             (a) Except as otherwise previously disclosed to the Administrative Agent and the Lenders, the representations and warranties made in the Loan Agreement, as amended by this Amendment, are true and correct as of the date hereof;

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             (b) No Default or Event of Default under the Loan Agreement exists on the date hereof; and

             (c) This Amendment has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         All of the above representations and warranties shall survive the making of this Amendment.

         7. Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of the Administrative Agent and its counsel, of the following conditions precedent:

             (a) The Borrower shall have delivered to the Administrative Agent, with copies or counterparts for each Lender as appropriate, the following, all of which shall be in form and substance satisfactory to the Administrative Agent and shall be duly completed and executed:

             (i) This Amendment and

             (ii) Such additional documents, certificates and information as the Administrative Agent or the Lenders may require, pursuant to the terms hereof, or otherwise reasonably request.

             (b) This Amendment shall have been executed and delivered by the Administrative Agent and Majority Lenders.

             (c) The representations and warranties set forth in the Loan Agreement, as amended by this Amendment, shall be true and correct on and as of the date hereof.

             (d) No Default or Event of Default shall have occurred and be continuing as of the date hereof.

         Upon the satisfaction of the foregoing conditions, this Amendment shall be binding on the Borrower, the Administrative Agent and all of the Lenders (whether or not they have executed this Agreement).

         8. Miscellaneous.

             (a) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to the Administrative Agent and the Lenders in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

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             (b) The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents nor constitute a waiver of any Event of Default or default thereunder except to the extent specifically set forth in Section 2 hererof.

             (c) In consideration of Administrative Agent's and the Lenders' agreement to amend the existing credit facility, the Borrower hereby waives and releases the Administrative Agent, the Lenders and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising of which it has ever had, or has as of the date of this Amendment, knowledge.

             (d) This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

             (e) In the event any provisions of this Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

             (f) This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

             (g) This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (h) The headings used in this Amendment are for convenience of reference only, do not form a part of this Amendment and shall not affect in any way the meaning or interpretation of this Amendment.

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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                       CSS INDUSTRIES, INC.

                                       By:___________________________________
                                           Title

                                       Attest: ______________________________


                                       PNC BANK, NATIONAL ASSOCIATION, as the
                                       Administrative Agent and a Lender

                                       By:___________________________________
                                           Title


                                       FIRST UNION NATIONAL BANK

                                       By:___________________________________
                                           Name
                                           Title


                                       FLEET NATIONAL BANK

                                       By:___________________________________
                                           Name
                                           Title


                                       CITIZENS BANK OF PENNSYLVANIA

                                       By:___________________________________
                                           Name
                                           Title


                                       UNION PLANTERS BANK

                                       By:___________________________________
                                           Name
                                           Title


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